As filed with the Securities and Exchange Commission on September 13, 2005

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOTTOMLINE TECHNOLOGIES (de), INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	02-0433294
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

325 Corporate Drive, Portsmouth, New Hampshire 03801

(603) 436-0700

(Address, Including Zip Code, and Telephone Number, Including Area

Code, of Registrant’s Principal Executive Offices)

Joseph L. Mullen

Chief Executive Officer

Bottomline Technologies (de), Inc.

325 Corporate Drive

Portsmouth, New Hampshire 03801

(603) 436-0700

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

With a copy to:

John A. Burgess, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $.001 value per share	184,956	$2,975,942.04	$350.27

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the reported high and low sales prices of the Common Stock on The NASDAQ National Market on September 9, 2005.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated September 13, 2005

PROSPECTUS

BOTTOMLINE TECHNOLOGIES (de), INC.

184,956 SHARES OF COMMON STOCK

($.001 par value per share)

This prospectus relates to resales of shares of common stock previously issued by Bottomline to the former shareholders of HMSL Group Limited in connection with the acquisition of that company by Bottomline Technologies Limited, a wholly-owned subsidiary of Bottomline.

We will not receive any proceeds from the sale of the shares.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on The NASDAQ National Market under the symbol “EPAY”. On September 9, 2005, the closing sale price of our common stock on The NASDAQ National Market was $16.13.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “ RISK FACTORS” BEGINNING ON PAGE 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                     , 200

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

PROSPECTUS SUMMARY

BOTTOMLINE

Bottomline’s principal executive offices are located at 325 Corporate Drive, Portsmouth, New Hampshire 03801, our telephone number is (603) 436-0700 and our Internet address is www.bottomline.com. The information on our Internet website is not incorporated by reference in this prospectus. Unless the context otherwise requires, references in this prospectus to “Bottomline,” “the Registrant,” “we,” “us” and “our” refers to Bottomline Technologies (de), Inc.

THE OFFERING

Common Stock offered by selling stockholders	184,956 shares

Use of proceeds	Bottomline will not receive any proceeds from the sale of shares in this offering

NASAQ National Market symbol	EPAY

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before making an investment decision involving our common stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In that case, the trading price of our common stock could fall, and you may lose all or part of the money you paid to buy our common stock.

Our common stock has experienced and may continue to undergo extreme market price and volume fluctuations

Stock markets in general, and The NASDAQ Stock Market in particular, have experienced extreme price and volume fluctuations, particularly in recent years. Broad market fluctuations of this type may adversely affect the market price of our common stock. The stock prices for many companies in the technology sector have experienced wide fluctuations that often have been unrelated to their operating performance. The market price of our common stock has experienced and may continue to undergo extreme fluctuations due to a variety of factors, including:

•	general and industry-specific business, economic and market conditions;

•	actual or anticipated fluctuations in operating results, including those arising as a result of any impairment of goodwill or other intangible assets related to past or future acquisitions;

•	changes in or our failure to meet analysts’ or investors’ estimates or expectations;

•	public announcements concerning us, including announcements of litigation, our competitors or our industry;

•	introductions of new products or services or announcements of significant contracts by us or our competitors;

•	acquisitions, strategic partnerships, joint ventures, or capital commitments by us or our competitors;

•	adverse developments in patent or other proprietary rights; and

•	announcements of technological innovations by our competitors.

Our fixed costs may lead to operating results below analyst or investor expectations if our revenues are below anticipated levels, which could adversely affect the market price of our common stock

A significant percentage of our expenses, particularly personnel and facilities costs, are relatively fixed and based in part on anticipated revenue levels. In recent years we experienced slowing growth rates with certain of our licensed software products. A decline in revenues without a corresponding and timely slowdown in expense growth could negatively affect our business. Significant revenue shortfalls in any quarter may cause significant declines in operating results since we may be unable to reduce spending in a timely manner.

Quarterly operating results that are below the expectations of public market analysts could adversely affect the market price of our common stock. Factors that could cause fluctuations in our operating results include the following:

•	economic conditions, which may affect our customers’ and potential customers’ budgets for information technology expenditures;

•	the timing of orders and longer sales cycles;

•	the timing of product implementations, which are highly dependent on customers’ resources and discretion;

•	the incurrence of costs relating to the integration of software products and operations in connection with acquisitions of technologies or businesses; and

•	the timing and market acceptance of new products or product enhancements by either us or our competitors.

Because of these factors, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful.

Our mix of products and services could have a significant effect on our financial condition, results of operations and the market price of our common stock

The gross margins for our products and services vary considerably. Our software revenues generally yield significantly higher gross margins than do our service, maintenance, and equipment and supplies revenue streams. In recent fiscal years we experienced a decrease in our software license fees, particularly in the US. If software license fees were to again decline, or if the mix of our products and services in any given period does not match our expectations, our results of operations and the market price of our common stock could be significantly affected.

The demand for our BACSTEL-IP product in the UK, which is currently generating significant revenue growth, is expected to decline after the UK mandated conversion date for this new technology has passed.

We have experienced, and are continuing to experience, strong market demand in the UK as a result of demand for our products that address the new payment standard for electronic payments in the UK called BACSTEL-IP. Under the existing regulatory requirements, UK businesses have until the end of December 2005 to be in compliance with this standard. There is a possibility that the current deadline could be extended. If the deadline is extended, it could extend or delay customer buying decisions, potentially having an impact on our operating results, in which case our stock price could be materially and adversely affected.

We plan to introduce new products to the UK market at the conclusion of the BACSTEL-IP initiative. In addition, we offer the current BACSTEL-IP solution on a subscription basis to a portion of our customers, which we expect will generate ongoing recurring revenues. However, there can be no assurance that the combination of new product sales and recurring subscription revenues will be sufficient to offset the revenue from our BACSTEL-IP products in which case our operating results and stock price could be materially and adversely affected.

We face risks associated with our international operations that could harm our financial condition and results of operations

In recent periods, a significant percentage of our revenues have been generated by our international operations, and our future growth rates and success are in part dependent on our continued growth and success in international markets. We have operations in the US, UK and Australia. As is the case with most international operations, the success and profitability of these operations are subject to numerous risks and uncertainties that include, in addition to the risks our business as a whole faces, the following:

•	difficulties and costs of staffing and managing foreign operations;

•	differing regulatory and industry standards and certification requirements;

•	the complexities of foreign tax jurisdictions;

•	reduced protection for intellectual property rights in some countries;

•	currency exchange rate fluctuations; and

•	import or export licensing requirements.

A significant percentage of our revenues to date have come from our payment management offerings and our performance will depend on continued market acceptance of these solutions

A significant percentage of our revenues to date have come from the license and maintenance of our payment management offerings and sales of associated products and services. Any significant reduction in demand for our payment management offerings could have a material adverse effect on our business, operating results and financial condition. Our future performance could depend on the following factors:

•	continued market acceptance of our payment management offerings as a payment management solution;

•	prospective customers’ dependence upon enterprises seeking to enhance their payment functions to integrate electronic payment capabilities;

•	our ability to introduce enhancements to meet the market’s evolving needs for secure payments and cash management solutions; and

•	continued acceptance of desktop and enterprise software, and laser check printing solutions.

Our future financial results will depend on our ability to manage growth effectively

In the past, rapid growth has strained our managerial and other resources. If rapid growth resumes, our ability to manage that growth will depend in part on our ability to continue to enhance our operating, financial and management information systems. Presently we are experiencing significant revenue growth and increasing product demand in the UK as a result of the BACSTEL-IP conversion. While we believe that this creates a significant opportunity, our ultimate ability to capitalize on this opportunity will be dependent on our ability to effectively manage our BACSTEL-IP product deployment, including product installations. We cannot assure you that our personnel, systems and controls will be adequate to support future growth. If we are unable to manage growth effectively, the quality of our services, our ability to retain key personnel and our business, operating results and financial condition could be materially adversely affected.

Our future financial results will be affected by the acceptance of electronic invoice presentment product offerings in an emerging market

Our electronic invoice presentment business model is in the early stages of market adoption, even though the product has been generally available from us and our competitors for some time. Customers and potential customers may not be ready to adopt our electronic invoice presentment business model, or may be slower to adopt the model than we, or the public market analysts, anticipate. If this emerging market does not adopt our business model or the market does not respond as quickly as we expect, our future results could be materially and adversely affected.

We face significant competition in our targeted markets, including competition from companies with significantly greater resources

In recent years we have encountered increasing competition in our targeted markets. We compete with a wide range of companies, ranging from small start-up enterprises with limited resources, which compete principally on the basis of technology features or specific customer relationships, to large companies, which can leverage significant customer bases and financial resources. Given the size and nature of our targeted markets, the implementation of our growth strategy and our success in competing for market share generally may be dependent on our ability to grow our sales and marketing capabilities and maintain a critical level of financial resources.

Integration of acquisitions could interrupt our business and our financial condition could be harmed

We have made several acquisitions of companies and assets in the past, including our acquisitions of Createform and ABM during fiscal 2004, and HMSL during fiscal 2005 and may, in the future, acquire or make investments in other businesses, products or technologies. Any acquisition or strategic investment we have made in the past or may make in the future may entail numerous risks, including the following:

•	difficulties integrating acquired operations, personnel, technologies or products;

•	inadequacy of existing operating, financial and management information systems to support the combined organization or new operations;

•	write-offs related to impairment of goodwill and other intangible assets;

•	entrance into markets in which we have no or limited prior experience or knowledge;

•	diversion of management’s focus from our core business concerns;

•	dilution to existing stockholders and earnings per share;

•	incurrence of substantial debt; and

•	exposure to litigation from third parties, including claims related to intellectual property or other assets acquired or liabilities assumed.

Any such difficulties encountered as a result of any merger, acquisition or strategic investment could have a material adverse effect on our business, operating results and financial condition.

As a result of our acquisitions, we could be subject to significant future write-offs with respect to intangible assets, which may adversely affect our future operating results

We review our intangible assets, including goodwill, periodically for impairment. At June 30, 2005, the carrying value of our goodwill and our other intangible assets was $28.5 million and $10.2 million, respectively. While we reviewed our goodwill and intangible assets during our fourth quarter of fiscal year 2005 and concluded that there was no impairment, we could be subject to future impairment charges with respect to these intangible assets, or intangible assets arising as a result of additional acquisitions in future periods. Such charges, to the extent occurring, would likely have a material adverse effect on our operating results.

The slowdown in the economy experienced in recent fiscal years has affected the market for information technology solutions, including our products and services, and if this slowdown continues our future financial results could be materially adversely affected

As a result of recent unfavorable economic conditions and reduced capital spending by our customers and potential customers, demand for certain of our licensed software products and services has been adversely affected. In recent years, this has resulted in decreased revenues, particularly software license revenues, and a decline in our historic growth rate. To date, the US marketplace has been particularly affected but there can be no assurance that this trend will not extend, to the same degree, to the UK marketplace where we also have significant operations. Our future results will be materially and adversely affected if this slowdown continues or worsens and our revenues continue to be adversely impacted. During recent fiscal years, we implemented several cost reduction initiatives in an attempt to improve our profitability. If current economic conditions continue or worsen, those cost reductions may prove to be inadequate and we may experience a material adverse impact on our business, operating results, and financial condition.

We depend on key employees who are skilled in e-commerce, payment, cash and document management and invoice presentment methodology and Internet and other technologies

Our success depends upon the efforts and abilities of our executive officers and key technical employees who are skilled in e-commerce, payment methodology and regulation, and Internet, database and network technologies. The loss of one or more of these individuals could have a material adverse effect on our business. We currently do not maintain “key man” life insurance policies on any of our employees. While some of our executive officers have employment or retention agreements with us, the loss of the services of any of our executive officers or other key employees could have a material adverse effect on our business, operating results and financial condition.

We must attract and retain highly skilled personnel with knowledge in e-commerce, payment, cash and document management and invoice presentment methodology and Internet and other technologies

We believe that our success is in part dependent upon our ability to attract, hire, train and retain highly skilled technical, sales and marketing, and support personnel, particularly with expertise in e-commerce, payment, cash management and invoice methodology and Internet and other technologies. Competition for qualified personnel is intense. As a result, we may experience increased compensation costs that may not be offset through either improved productivity or higher sales prices. There can be no assurances that we will be successful in attracting, recruiting or retaining existing personnel. Based on our experience, it takes an average of nine months for a salesperson to become fully productive. We cannot assure you that we will be successful in increasing the productivity of our sales personnel, and the failure to do so could have a material adverse effect on our business, operating results and financial condition.

An increasing number of large and more complex customer contracts, or contracts that involve the delivery of services over contractually committed periods, may delay the timing of our revenue recognition and affect our operating results, financial condition and the market price of our stock

Due to an increasing number of large and more complex customer contracts, we have experienced, and will likely continue to experience, delays in the timing of our revenue recognition. These large and complex customer contracts generally require significant implementation work, product customization and modification resulting in the recognition of revenue over the period of project completion, which normally spans several quarters. Additionally, certain of our products and services are sold on a hosted basis, which can involve contractually defined service periods. In such cases, revenue is typically recorded over the expected life of the arrangement, rather than at the outset of the arrangement, thus lengthening the period of revenue recognition. Delays in revenue recognition on these contracts could affect our operating results, financial condition and the market price of our common stock.

Increased competition may result in price reductions and decreased demand for our product solutions

The markets in which we compete are intensely competitive and characterized by rapid technological change. Some competitors in our targeted markets have longer operating histories, significantly greater financial, technical, and marketing resources, greater brand recognition and a larger installed customer base than we do. We expect to face additional competition as other established and emerging companies enter the markets we address. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships to expand their product offerings and to offer more comprehensive solutions. This growing competition may result in price reductions of our products and services, reduced revenues and gross margins and loss of market share, any one of which could have a material adverse effect on our business, operating results and financial condition.

Our success depends on our ability to develop new and enhanced software, services and strategic partner relationships

The markets in which we compete are subject to rapid technological change and our success is dependent on our ability to develop new and enhanced software, services and strategic partner relationships that meet evolving market needs. Trends that could have a critical impact on us include:

•	the adoption of the newly mandated BACSTEL-IP electronic payment format in the UK marketplace, which refers to the payments technology upgrade mandated by UK BACS (Bankers Automated Clearing Services), which could cause delay and uncertainty with our customers’ and potential customers’ purchase decisions;

•	other evolving industry standards, mandates and laws, such as those mandated by the National Automated Clearing House Association and the Association for Payment Clearing Services;

•	rapidly changing technology, which could cause our software to become suddenly outdated or could require us to make our products compatible with new database or network systems;

•	developments and changes relating to the Internet that we must address as we maintain existing products and introduce any new products; and

•	the loss of any of our key strategic partners who serve as a valuable network from which we can leverage industry expertise and respond to changing marketplace demands.

There can be no assurance that technological advances will not cause our technology to become obsolete or uneconomical. If we are unable to develop and introduce new products, or enhancements to existing products, in a timely and successful manner, our business, operating results and financial condition could be materially adversely affected. Similarly, if we were to lose support from any of our key strategic partner relationships, our results could be negatively affected.

Our products could be subject to future legal or regulatory actions, which could have a material adverse effect on our operating results

Our software products and hosted services offerings facilitate the transmission of business documents and information including, in some cases, confidential financial data related to payments, invoices and cash management. Our web-based software products, and certain of our hosted services offerings, transmit this data electronically. While we believe that all of our product and service offerings comply with current regulatory and security requirements, there can be no assurance that future legal or regulatory actions will not impact our product and service offerings. To the extent that regulatory or legal developments mandate a change in any of our products or services, or alter the demand for or the competitive environment of our products and services, we might not be able to respond to such requirements in a timely or successful manner. If this were to occur, our business, operating results and financial condition could be materially adversely affected.

Any unanticipated performance problems or bugs in our product offerings could have a material adverse effect on our future financial results

If the products that we offer do not continue to achieve market acceptance, our future financial results will be adversely affected. Since many of our software solutions are still in early stages of adoption and since most of our software products are continually being enhanced or further developed in response to general marketplace demands, any unanticipated performance problems or bugs that we have not been able to detect could result in additional development costs, diversion of technical and other resources from our other development efforts, negative publicity regarding us and our products, harm to our customer relationships and exposure to potential liability claims. In addition, if our products do not enjoy wide commercial success, our long-term business strategy will be adversely affected, which could have a material adverse effect on our business, operating results and financial condition.

We could incur substantial costs resulting from warranty claims or product liability claims

Our software license agreements typically contain provisions that afford customers a degree of warranty protection in the event that our software fails to conform to its written specifications. These agreements typically contain provisions intended to limit the nature and extent of our risk of warranty and product liability claims. There is a risk, however, that a court might interpret these terms in a limited way or could hold part or all of these terms to be unenforceable. Furthermore, some of our licenses with our customers are governed by non-U.S. law, and there is a risk that foreign law might provide us less or different protection. While we maintain general liability insurance, including coverage for errors and omissions, we cannot be sure that our existing coverage will continue to be available on reasonable terms or will be available in amounts sufficient to cover one or more large claims. Although we have not experienced any material warranty or product liability claims to date, a warranty or product liability claim, whether or not meritorious, could result in substantial costs and a diversion of management’s attention and our resources, which could have an adverse effect on our business, operating results and financial condition.

We could be adversely affected if we are unable to protect our proprietary technology and could be subject to litigation regarding our intellectual property rights, causing serious harm to our business

We rely upon a combination of patent, copyright and trademark laws and non-disclosure and other intellectual property contractual arrangements to protect our proprietary rights. However, we cannot assure you that our patents, pending applications for patents that may issue in the future, or other intellectual property will be of sufficient scope and strength to provide meaningful protection of our technology or any commercial advantage to us, or that the patents will not be challenged, invalidated or circumvented. We enter into agreements with our employees and customers that seek to limit and protect the distribution of proprietary information. Despite our efforts to safeguard and maintain our proprietary rights, there can be no assurance that such rights will remain protected or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. We may be a party to litigation in the future to protect our intellectual property rights or as a result of an alleged infringement of the intellectual property rights of others. These claims, whether or not meritorious, could require us to spend significant sums in litigation, pay damages, delay product implementations, develop non-infringing intellectual property or acquire licenses to intellectual property that is the subject of the infringement claim. These claims could have a material adverse effect on our business, operating results and financial condition.

We may incur significant costs from class action litigation as a result of expected volatility in our common stock

In the past, companies that have experienced market price volatility of their stock have been the targets of securities class action litigation. In August 2001, we were named as a party in one of the so-called “laddering” securities class action suits relating to the underwriting of our initial public offering. We could incur substantial costs and experience a diversion of our management’s attention and resources in connection with such litigation, which could have a material adverse effect on our business, financial condition and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading “Risk Factors”, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

The shares of common stock covered by this prospectus consist of 184,956 shares of common stock issued in connection with the acquisition of HMSL Group Limited by our wholly-owned subsidiary Bottomline Technologies Limited in April 2005. The following table sets forth, to our knowledge, certain information about the selling stockholders as of August 1, 2005.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Shares of common stock issuable under stock options that are exercisable within 60 days after August 1, 2005 are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering			Number of Shares of Common Stock Being Offered	Shares of Common Stock to be Beneficially Owned After Offering (1)
	Number	Percentage			Number	Percentage
Patrick Alistair Maclaren	36,991		*	36,991	—	—
Anna-Maria Vasili	46,239		*	46,239	—	—
Sidney Andrew Vasili (1)	101,726		*	101,726	—	—

*	Less than one percent.

1.	We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

2.	Of the total shares of common stock listed as owned by Sidney Andrew Vasili, 80,148 shares are held in an escrow account to secure indemnification obligations of the former shareholders of HMSL Group Limited to us. It is expected that these shares (less any shares that may be distributed from the escrow account to us in satisfaction of indemnification claims) will be released from escrow and distributed to Mr. Vasili on April 27, 2007.

Since the acquisition of HMSL Limited, Patrick MacLaren has served as a consultant for Bottomline Europe Limited and Sydney Vasili has been employed in the sales division of Bottomline Europe Limited.

None of the selling stockholders has held any position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years, except as indicated above.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

•	in privately negotiated transactions; and

•	in options transactions.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The shares registered hereunder on behalf of Anna-Maria Vasili are subject to a lock-up pursuant to which Ms. Vasili may not assign or transfer the shares, except to certain of her affiliates under certain circumstances, until April 27, 2006. The shares registered hereunder on behalf of Sidney Andrew Vasili are subject to a lock-up pursuant to which Mr. Vasili may not assign or transfer the shares, except to certain of his affiliates under certain circumstances, until April 27, 2007.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify certain of the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

We have agreed with certain of the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to the registration statement or Rule 144 promulgated under the Securities Act or (ii) April 27, 2007.

LEGAL MATTERS

The validity of the shares being offered by this prospectus will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Bottomline Technologies (de), Inc. appearing in Bottomline Technologies (de), Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2005 and Bottomline Technologies (de), Inc. management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION BY REFERENCE

The SEC requires us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the sale of all the shares covered by this prospectus.

(i)	the Annual Report on Form 10-K for the fiscal year ended June 30, 2005;

(ii)	the Current Report on Form 8-K filed with the SEC on July 11, 2005;

(iii)	the Current Report on Form 8-K filed with the SEC on August 31, 2005; and

(iv)	the description of our common stock contained in our Registration Statement on Form 8-A dated January 12, 1999.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information: Bottomline Technologies (de), Inc., 325 Corporate Drive, Portsmouth, New Hampshire 03801, (603) 436-0700.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by us except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee	$350
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	10,000
Transfer Agent Fees	0
Printing Fees	1,000
Miscellaneous Expenses	150

Total	$21,500

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article EIGHTH of the Registrant’s Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

Section 102 of the General Corporation Law of the State of Delaware allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Article NINTH of the Registrant’s Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys’ fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

Article NINTH of the Registrant’s Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. The Registrant has entered into letter agreements with certain of its officers and directors confirming its undertaking to provide indemnification as contemplated by Section 145 under certain circumstances.

Bottomline has purchased directors’ and officers’ liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 16.	EXHIBITS

Exhibit No.	Description

4.1*	Amended and Restated Certificate of Incorporation of the Registrant.

4.2*	Amended and Restated By-laws of the Registrant.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in the opinion of Wilmer Cutler Pickering Hale and Dorr LLP in Exhibit 5.1 filed herewith).

24.1	Power of Attorney (See page II-4 of this Registration Statement).

*	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-67309).

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Portsmouth, State of New Hampshire, as of this 13th day of September, 2005.

BOTTOMLINE TECHNOLOGIES (de), INC. (Registrant)

By:	/s/ JOSEPH L. MULLEN
Joseph L. Mullen
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Bottomline Technologies (de), Inc., hereby severally constitute Joseph L. Mullen, Robert A. Eberle and John A. Burgess, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Bottomline Technologies (de), Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL M. MCGURL Daniel M. McGurl	Chairman of the Board	September 13, 2005

/s/ JOSEPH L. MULLEN Joseph L. Mullen	Chief Executive Officer, President and Director (Principal Executive Officer)	September 13, 2005

/s/ KEVIN DONOVAN Kevin Donovan	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 13, 2005

/s/ ROBERT A. EBERLE Robert A. Eberle	President and Chief Operating Officer and Director	September 13, 2005

/s/ JOSEPH L. BARRY, JR. Joseph L. Barry, Jr.	Director	September 13, 2005

/s/ JOHN W. BARTER John W. Barter	Director	September 13, 2005

/s/ WILLIAM O. GRABE William O. Grabe	Director	September 13, 2005

/s/ DIANNE GREGG Dianne Gregg	Director	September 13, 2005

/s/ JEFFREY C. LEATHE Jeffrey C. Leathe	Director	September 13, 2005

James L. Loomis	Director

/s/ JAMES W. ZILINSKI James W. Zilinski	Director	September 13, 2005

EXHIBIT INDEX

Exhibit No.	Description
4.1*	Amended and Restated Certificate of Incorporation of the Registrant.

4.2*	Amended and Restated By-laws of the Registrant.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in the opinion of Wilmer Cutler Pickering Hale and Dorr LLP in Exhibit 5.1 filed herewith).

24.1	Power of Attorney (See page II-4 of this Registration Statement).

*	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-67309).